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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 2001
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                           Artesyn Technologies, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

           Florida                       0-4466                 59-1205269
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(State or other jurisdiction of     (Commission File          (IRS Employer
        incorporation)                   Number)         Identification  Number)

    7900 Glades Rd., Suite 500, Boca Raton, Florida              33434-4105
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       (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (561) 451-1000
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Item 5. Other Events.

Artesyn Technologies, Inc. today announced that it has entered into a new three-year, multi-currency $275 million revolving credit facility with a syndicate of banks which include Bank of America, N.A. as administrative agent and First Union National Bank as syndication agent. The syndicate of banks also includes Suntrust Bank and the Bank of Nova Scotia. The facility replaces the $200 million facility that was to expire in December 2001.

A copy of the press release issued in association with this bank agreement is attached to this report as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Exhibits.


Exhibit No.             Description
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  10.1   Credit Agreement dated January 23, 2001 among Artesyn Technologies,
         Inc. and certain of its subsidiaries, Bank of America N.A., The Bank of Nova Scotia, Suntrust Bank, First Union National Bank, and Banc of America Securities LLC.

  99     Press release issued by Artesyn Technologies, Inc. dated January 25,
         2001

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Artesyn Technologies, Inc.
                                                 --------------------------
                                                        (Registrant)

Dated: January 30, 2001

                                                 By: /s/ Richard J. Thompson
                                                    ----------------------------
                                                     Richard J. Thompson
                                                     Vice President-Finance and
                                                     Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.               Description
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  10.1   Credit Agreement dated January 23, 2001 among Artesyn Technologies,
         Inc. and certain of its subsidiaries, Bank of America N.A., The Bank of Nova Scotia, Suntrust Bank, First Union National Bank, and Banc of America Securities LLC.

  99     Press release issued by Artesyn Technologies on January 25, 2001